Exhibit 3.2

BY-LAWS
OF
SOTHEBY’S
(a Delaware corporation)
(the “Corporation”)

ARTICLE I
STOCKHOLDERS
Section 1.01 Annual Meeting. The annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the Board of Directors of the Corporation. In lieu of an annual meeting, the directors may be elected by unanimous written consent of the stockholders. Directors may be elected by less than unanimous consent if all the directorships to which directors could be elected at an annual meeting are vacant and will be filled by such written consent.
Section 1.02 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by any director. At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of meeting.
Any special meeting of the stockholders shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the person or persons calling the meeting.
Section 1.03 Notice of Meetings. Written notice of each stockholders’ meeting, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes thereof,

shall be given to the stockholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting.
Section 1.04 Quorum. Except as otherwise provided in the certificate of incorporation or by law, at any meeting of the stockholders a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum.
Section 1.05 Conduct of Meetings. The Chairman of the Board of Directors (or, if there is no Chairman of the Board, the Chief Executive Officer) shall preside any meeting of the stockholders. In such person’s absence, such other person as shall have been designated by the Chief Executive Officer or the Board of Directors shall preside. The order of business at any meeting shall be as determined by the presiding officer.
The presiding officer shall have the power to prescribe such rules, regulations and procedures and to do all such things as in his or her judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof and the opening and closing of the voting polls.
If present, the Secretary shall act as secretary of any meeting of the stockholders. In the Secretary’s absence, such other person as the presiding officer shall designate shall act as secretary of the meeting.
It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 1.06 Voting. Except as otherwise provided in the certificate of incorporation or these by-laws, (i) every holder of capital stock which is entitled to vote shall be entitled to one vote for each share of such stock registered in the name of such stockholder, (ii) directors shall be elected by a plurality of the votes cast at the meeting by the holders of shares entitled to vote for the election of directors and (iii) any other corporate action shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon.
Section 1.07 Stockholder Action Without a Meeting.
Except as otherwise provided in the certificate of incorporation, whenever the stockholders are required or permitted to take any action at any annual or special meeting, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission (including email), setting forth the action so taken, shall be signed or transmitted, respectively, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Section 1.08 Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than ten days after the date upon which the Board of Directors fixes such record date.

ARTICLE II
BOARD OF DIRECTORS
Section 2.01 Number. Except as otherwise provided in the certificate of incorporation, the number of directors shall be the number fixed from time to time by the Board of Directors, by the stockholders or, in the case of the initial Board of Directors, shall equal one (subject to change as provided in this Section).
Section 2.02 Election and Term. At each annual meeting of the stockholders, directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation or removal.
Section 2.03 Meetings of the Board of Directors. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, if any, by the President or by a majority of the directors in office at the time.
Section 2.04 Notice of Meetings. No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors. Nor need notice be given to any director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting.
Notice of each special meeting of the Board of Directors shall be given to each director either by first class mail at least three days before the meeting or by electronic transmission (including email), personal written delivery or telephone at least one day before the meeting. Any notice given by telephone shall be immediately confirmed by electronic transmission (including email). Notices are deemed to have been given: by mail, when deposited in the mail with postage prepaid; by electronic transmission (including email), at the time of sending; and by personal delivery or telephone, at the time of delivery. Written notices shall be sent to a director at the address or email address designated by him or her for that purpose, or, if none has been so designated, at his or her last known residence or business address.
Section 2.05 Quorum and Vote of Directors. Except as otherwise provided in the certificate of incorporation or by law, the sole or all members of the Board of Directors, as the case may be, shall constitute a quorum for the transaction of business or of any specified item of business, and the sole member’s affirmative vote, or the affirmative unanimous vote of all members of the Board of Directors, as the case may be, shall be the act of the Board of Directors.
Section 2.06 Conduct of Meetings. The Chairman of the Board of Directors, if any shall preside at any meeting of the Board of Directors. In the absence of the Chairman of the Board of Directors, a chairman of the meeting shall be elected from the directors present. If present, the Secretary shall act as secretary of any meeting of the Board of Directors. In the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 2.07 Resignation of Directors. Any director of the Corporation may resign at any time by giving written notice to the stockholder of the Corporation or to the Board of Directors of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 2.08 Removal of Directors. Except as otherwise provided in the certificate of incorporation or these by-laws, any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 2.09 Newly Created Directorships and Vacancies. Except as otherwise provided in the certificate of incorporation or by law, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason including the removal of directors without cause may be filled by the affirmative unanimous vote of all members of the Board of Directors then in office, or by a sole remaining director.
Section 2.10 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.
The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Any such committee, to the extent provided in the resolution of the Board of Directors, or in these by-laws, but subject to the limitation of Section 141(c) of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
The provisions of Section 2.04 for notice of meetings of the Board of Directors shall apply also to meetings of committees, unless different notice procedures shall be prescribed by the Board of Directors.
Each such committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board of Directors and shall observe such other procedures as are prescribed by the Board of Directors.

2.11 Compensation of Directors. Each director shall be entitled to receive as compensation for his or her services as director or committee member or for attendance at meetings of the Board of Directors or committees, or both, such amounts (if any) as shall be fixed from time to time by the Board of Directors. Each director shall be entitled to reimbursement for reasonable traveling expenses incurred by him or her in attending any such meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 2.12 Telephonic Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
Section 2.13 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, upon the consent of the sole member or of all members of the Board of Directors, as the case may be, or the committee consent thereto in writing or by electronic transmission (including email), and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or commitee.
Section 2.14 Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (all of such persons being hereafter referred to in this Article as a “Corporate Fiduciary”), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or contemplated action of suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Corporate Fiduciary against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Any indemnification under the first two paragraphs of this Section 2.14 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Corporate Fiduciary is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the first two paragraphs of this Section 2.14. Such determination shall be made (i) by majority vote of disinterested directors (even if not constituting a quorum) who were not parties to such action, suit, or proceeding, or (ii) if a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.
Notwithstanding the other provisions of this Section 2.14, to the extent that a Corporate Fiduciary has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the first two paragraphs of this Section 2.14 (including the dismissal of a proceeding without prejudice or the settlement of a proceeding without admission of liability), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance if the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Corporate Fiduciary to repay such amount if it shall ultimately be determined he or she is not entitled to be indemnified by the Corporation as authorized in this Section 2.14.
Any indemnification under the second, third or fourth paragraphs of this Section 2.14, or any advance under the fifth paragraph of this Section 2.14, shall be made promptly upon, and in any event within 60 days after, the written request of the Corporate Fiduciary, unless with respect to applications under the second, third or fifth paragraphs of this Section 2.14, a determination is reasonably and promptly made by the Board of Directors by majority vote of disinterested directors (even if not constituting a quorum) that such Corporate Fiduciary acted in a manner set forth in such paragraphs as to justify the Corporation in not indemnifying or making an advance of expenses to the Corporate Fiduciary. The majority of disinterested directors may also direct that independent legal counsel shall decide whether the Corporate Fiduciary acted in a manner set forth in such Sections as to justify the Corporation’s not indemnifying or making an advance of expenses to the Corporate Fiduciary. The right to indemnification or advance of expenses granted by this Section 2.14 shall be enforceable by the Corporate Fiduciary in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies his or her claim, in whole or in part, or if no disposition of such claim is made within 60 days. The expenses of the Corporate Fiduciary incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.
The indemnification and advancement of expenses or provided by or granted pursuant to this Section 2.14 shall not be deemed exclusive of any other rights to which any person seeking indemnification and advancement of expenses or may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Corporate Fiduciary and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of these by-laws or relevant provisions of the Delaware General Corporation Law and other applicable law, if any, shall not affect any then existing rights of a Corporate Fiduciary to indemnification or advancement of expenses.
Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 2.14.

ARTICLE III
OFFICERS
Section 3.01 Officer. The Corporation shall have one officer. The Board of Directors may alter the composition of the officers of the Corporation, to include a Chairman of the Board of Directors,

and may also include a President, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior” or “group” as determined by the Board of Directors), a Controller, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers and other officers and agents, as the Board of Directors may deem necessary or desirable.
The officer shall have such authority and perform such duties, in addition to those specified in these by-laws, as may be prescribed by the Board of Directors from time to time. The Board of Directors may from time to time authorize the officer to appoint and remove any other officer or agent and to prescribe such person’s authority and duties. Any person may hold at one time two or more offices.
Section 3.02. Term of Office, Resignation and Removal. The officer shall hold office for the term for which elected or appointed by the Board of Directors, and until the person’s successor has been elected or appointed and qualified or until his or her earlier resignation or removal.
The officer may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
The officer may be removed by the Board of Directors, with or without cause. The election or appointment of an officer shall not of itself create contract rights.
Section 3.03 Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the sole member, or a member, as the case may be, of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors and shall be the Chief Executive Officer of the Corporation, until the Board of Directors designates another Chief Executive Officer.
Section 3.04 President. Unless there shall be a Chairman of the Board designated by the Board of Directors as the Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors and the Chairman of the Board of Directors (if designated Chief Executive Officer), the President shall be responsible for the day-to-day management of the business and affairs of the Corporation and shall enjoy all other powers commonly incident to the office.
Section 3.05 Vice Presidents. Each of the Vice Presidents shall have such authority and perform such duties as may be prescribed from time to time.
Section 3.06 Treasurer and Assistant Treasurers. The Treasurer shall have the care and custody of all funds and securities of the Corporation, keep accounts of receipts and disbursements and of deposit or custody of moneys and other valuables and enjoy all powers commonly incident to the office.
In the case of the absence or inability to act of the Treasurer, any Assistant Treasurer may act in the Treasurer’s place.
Section 3.07 Secretary and Assistant Secretaries. The Secretary shall keep the minutes of the meetings of the stockholders and the Board of Directors and give notice of such meetings, have custody of the corporate seal and affix and attest such seal to any instrument to be executed under seal and enjoy all powers commonly incident to the office.
In the case of the absence or inability to act of the Secretary, any Assistant Secretary may act in the Secretary’s place.
Section 3.08 Controller and Assistant Controllers.
The Controller shall have control of all books of account of the Corporation (other than those to be kept by the Treasurer), render accounts of the financial condition of the Corporation and enjoy all powers commonly incident to the office.
In the absence or inability to act of the Controller, any Assistant Controller may act in the Controller’s place.
Section 3.09 Compensation. Compensation (if any) of officers, agents and employees of the Corporation shall be fixed from time to time by, or under the authority of, the Board of Directors.

ARTICLE IV
CAPITAL STOCK
Section 4.01 Form of Certificates. Unless otherwise provided by resolution of the Board of Directors, the shares of stock of the Corporation shall be represented by certificates which shall be in such form as is prescribed by law and approved by the Board of Directors.
Section 4.02 Transfer of Shares. Transfers of shares of stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law.
The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.
Section 4.03 Regulations. The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation, including without limitation such rules and regulations as may be deemed expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

ARTICLE V
GENERAL PROVISIONS
Section 5.01 Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.
Section 5.02 Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, any officer of the Corporation shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chief Executive Officer of the Corporation, or any other officer of the Corporation designated by the Chief Executive Officer of the Corporation, may also execute and deliver on behalf of the Corporation powers of attorney, consents, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Corporation. The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.
Section 5.03 Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the Stockholders Agreement by and among the Corporation and its stockholders, as in effect from time to time, the General Corporation Law of the State of Delaware or any other applicable law, the provisions of these by-laws shall not be given any effect to the extent of such inconsistency.
Section 5.04 Amendments. These by-laws and any amendments hereof may be amended, or repealed, and new by-laws may be adopted, either (i) by the affirmative vote of the sole member of the Board of Directors, or by the unanimous vote of all members of the Board of Directors, as the case may be, or (ii) upon submission by the Board of Directors to the stockholder for his consideration and vote or written consent, by the stockholder.